Exhibit 10.1

SUBSCRIPTION AGREEMENT

          THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of ______, 2011, by and between Conolog Corporation, a Delaware corporation with its headquarters located at 5 Columbia Road, Somerville, New Jersey 08876 (the “Company”), and the subscriber identified on the signature page hereto (the “Subscriber”).

          WHEREAS, the Company and Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) and/or Regulation D (“Regulation D”) promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”); and

          WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Subscriber, and Subscriber shall purchase, in the aggregate, that number of shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) as is set forth on the signature page hereto (the “Shares”) at an aggregate purchase price (the “Purchase Price”) equal to the amount set forth on the signature page hereto.

          NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and Subscriber hereby agree as follows:

                    1. Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to sell, assign, transfer and deliver to Subscriber, and Subscriber hereby agrees to purchase and accept delivery from the Company, the Shares free of all liens, pledges, mortgages, security interests, charges, restrictions, adverse claims or other encumbrances of any kind or nature whatsoever (“Encumbrances”), for the consideration specified herein (such consideration, on a per share basis, the “Share Price”).

                    2. Subscriber Representations and Warranties. Subscriber hereby represents and warrants to and agrees with the Company that:

                              (a) Standing of Subscriber. If Subscriber is an entity, such Subscriber is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. If Subscriber is a natural person, such Subscriber is not a minor and has the legal capacity to enter into this Agreement;

                              (b) Authorization and Power. Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold to Subscriber hereunder. The execution, delivery and performance of this Agreement by Subscriber and, if Subscriber is an entity, the consummation by Subscriber of the transactions contemplated hereby have been duly authorized by all necessary company action, and no further consent or authorization of Subscriber, its board of directors or similar governing body, or stockholders is required, as applicable. This Agreement has been duly authorized, executed and delivered by Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with the terms thereof;

                              (c) No Conflicts. If Subscriber is an entity, the execution,

delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not and will not result in a violation of Subscriber’s charter documents, bylaws or other organizational documents, as applicable;

                              (d) Information on Subscriber. Such Subscriber is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated by the Commission under the Securities Act and affirmed by Subscriber in the completed Purchaser Questionnaire attached hereto as Exhibit A, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. Subscriber is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended;

                              (e) Purchase of Shares. Subscriber will purchase the Shares for its own account for investment and not with a view toward, or for resale in connection with, the public sale or any distribution thereof in violation of the Securities Act or any applicable state securities law, and has no direct or indirect arrangement or understandings with any other person or entity to distribute or regarding the distribution of such Shares;

                              (f) Compliance with Securities Act. Subscriber understands and agrees that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities laws by reason of their issuance in a transaction that does not require registration under the Securities Act, and that such Shares must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration;

                              (g) Legend. The Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (REASONABLY ACCEPTABLE TO THE COMPANY), IN AN ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

                              (h) Communication of Offer. Subscriber has a preexisting personal or business relationship with the Company or one or more of its directors, officers or control persons, and the offer to sell the Shares was directly communicated to Subscriber by the Company. At no time was Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer;

                              (i) No Governmental Endorsement. Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Shares or the suitability of the investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares;

                              (j) Receipt of Information. Subscriber believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Subscriber further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access; and

                              (k) No Market Manipulation. Subscriber and Subscriber’s affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock, to facilitate the sale or resale of the Shares or affect the price at which the Shares may be issued or resold.

                    3. Company Representations and Warranties. The Company represents and warrants to, and agrees with, Subscriber that:

                              (a) Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                              (b) Authority; Enforceability. This Agreement has been duly authorized, executed and delivered by the Company and is the valid and binding agreement of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity. The Company has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations thereunder;

                              (c) Capitalization and Additional Issuances. The Company has authorized thirty million (30,000,000) shares of the Common Stock. As of the date hereof, there are 12,455,380 shares of the Common Stock issued and outstanding and 982,837 shares of the Common Stock which may be issued hereafter in respect of stock options, warrants, convertible securities or other Company Securities (as defined below) issued or outstanding as of the date hereof. All of the outstanding shares of the Common Stock are, and the Shares to be issued pursuant to this Agreement will be, duly authorized and validly issued, fully paid and non-assessable and are not (and will not be) subject to preemptive or similar rights affecting the Common Stock. As of the date hereof, except as described on Schedule 3(c) hereto, there are no (i) contracts to which the Company is a party obligating the Company to accelerate the vesting of any company equity award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events), (ii) outstanding securities of the Company convertible into or exchangeable for shares of the Common Stock, (iii) outstanding options, warrants or other agreements or commitments to acquire from the Company, or obligations of the Company to issue, shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company or (iv) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Company, being referred to collectively as “Company Securities”). There are no outstanding contracts requiring the Company to repurchase, redeem or otherwise acquire any Company Securities and the Company is not a party to any voting agreement with respect to any Company Securities;

                              (d) SEC Filings; Financial Statements; Absence of Undisclosed Liabilities.

                                        (i) SEC Filings. The Company has filed with the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2007 (the “Company SEC Documents”) and such Company SEC Documents when filed were true, correct and complete in all material respects. As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Company SEC Documents complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder) and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents and did not, at the time it was filed (or, if amended, at the time (and taking into account the content) of such amendment), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has made available to Subscriber correct and complete copies of all correspondence between the SEC, on the one hand, and the Company and any of its subsidiaries, on the other hand, occurring since January 1, 2008 and prior to the date hereof. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents. As of the date hereof, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation;

                                        (ii) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents: (i) was complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position of the Company at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC. As of the date hereof, Withum Smith & Brown, PC has not resigned or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure;

                                        (iii) No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liability, indebtedness or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP) (“Liability”) except for Liabilities that (a) are reflected or recorded on the Company’s most recent balance sheet included in the Company SEC Documents (including in the notes thereto but only to the extent it is reasonably apparent that the disclosure in such notes is of a Liability required to be reflected on a balance sheet prepared in accordance with GAAP) contained in the Company SEC Documents or (b) are current Liabilities (within the meaning of GAAP) which were incurred since the date of such balance sheet in the ordinary course of business consistent with past practice;

                              (e) Related Party Transactions. All contracts, transactions, arrangements and understandings with any executive officer or director of the Company or any of its subsidiaries, any other person that directly or indirectly controls, is controlled by or is under common control with ( “Affiliate”), the Company, or any person owning 5% or more of the shares of the Common Stock (or any of such person’s immediate family members or Affiliates or associates), which is required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act, have been fully and properly disclosed in the appropriate Company SEC Documents. There are no such contracts, transactions, arrangements or understandings which have not been so disclosed;

                              (f) Consents. No consent, approval, authorization or order of any court, governmental agency or body having jurisdiction over the Company or of any other person is required for the execution by the Company of this Agreement and compliance and performance by the Company of its obligations hereunder, including, without limitation, the issuance and sale of the Shares;

                              (g) No Violation or Conflict. Neither the issuance nor the sale of the Shares nor the performance of the Company’s obligations under this Agreement will:

                                        (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (a) the charter or bylaws of the Company or (b) any decree, judgment, order or determination applicable to the Company of any court, governmental agency or body having jurisdiction over the Company or over the properties or assets of the Company or (c) any contract, agreement, instrument or undertaking to which the Company or any subsidiary is a party; or

                                        (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Shares except in favor of Subscriber as described herein;

                              (h) The Shares. Upon issuance, the Shares:

                                        (i) shall be free and clear of any security interests, liens, claims or other Encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws;

                                        (ii) shall have been duly and validly issued, fully paid and non-assessable; and

                                        (iii) will not subject the holders thereof to personal liability by reason of being such holders;

                              (i) Litigation. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation before or by any court, governmental agency or body having jurisdiction over the Company including, without limitation, any such that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under this Agreement. The Company has not, since January 1, 2007, been a party to any material litigation, arbitration or other proceeding;

                              (j) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person or entity acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares;

                              (k) Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended; and

                              (l) Full Disclosure. No representation or warranty or other statement made by the Company in this Agreement in connection with the contemplated transactions contains any untrue statement of material fact or omits to state a material fact necessary to make the representations and warranties set forth herein, in light of the circumstances in which they were made, not misleading.

                    4. Preemptive Rights. If the Company hereafter proposes to issue or sell any of its equity securities or any securities containing options or rights to acquire any of its equity securities or any securities convertible into equity securities (other than as a dividend on outstanding shares of the Common Stock) the Company shall first offer to Subscriber a portion of the number or amount of such securities proposed to be so sold equal to the product of (a) the number of shares of the Common Stock (on an as-converted basis) or other securities proposed to be so issued and sold multiplied by (b) a fraction, the numerator of which is the number of shares of the Common Stock then owned by Subscriber prior to such issuance and the denominator of which is the total number of shares of the Common Stock then issued and outstanding, for the same price and upon the same terms and conditions as the securities are being offered in such transaction (the “Preemptive Right”). The Company shall make such offer to Subscriber by providing a notice (the “Preemptive Notice”) which shall set forth the price, timing, and terms and conditions of the proposed issuance of such new securities. Subscriber may exercise its right to purchase the securities by delivering to the Company within 30 days of receipt of the Preemptive Notice, irrevocable notice of acceptance of the proposed sale on the terms specified in the Preemptive Notice, and payment for such securities to be purchased. The Preemptive Right shall be deemed waived by Subscriber if it does not deliver an irrevocable notice of acceptance of the proposed sale, and adequate payment for the securities, within 30 days of the Preemptive Notice having been given. If Subscriber does not elect to exercise its Preemptive Right, then, subject to compliance with this Agreement, the Company shall be entitled to sell part or all of those securities to such person or financial institution as it may determine. Notwithstanding any provision in this Section to the contrary, Subscriber shall not have any preemptive right to purchase (a) equity securities issued in connection with employee stock option or compensation plans approved by the board of directors of the Company pursuant to which shares are issued to officers, directors or employees of the Company for compensatory purposes or to unaffiliated consultants, suppliers and contractors to the Company in exchange for bona fide services rendered or (b) equity securities issued as consideration to an unaffiliated third party in connection with any merger, consolidation, or acquisition to which the Company is a party.

                    5. Make-Whole Rights. If the Company shall, at any time or from time to time after the date hereof, but on or before December 31, 2012, issue or sell, agree to issue or sell, or be deemed to have issued or sold, any New Securities (as defined below), where the price per share paid upon purchase or exercise is, or resultant upon conversion into Common Stock (the “New Securities Share Price”) would be, less than the Share Price, then as a condition precedent to any such issuance or sale (or deemed issuance or sale), the Company shall be required to issue to Subscriber additional shares of Common Stock (the “Adjustment Shares”) such that Subscriber, upon receipt of the Adjustment Shares, will have then received in aggregate the number of shares Subscriber would have received hereunder if the Share Price been equal to the New Securities Share Price. As used herein, “New Securities” means shares of the Common Stock, any other securities, options, warrants or other rights where upon exercise or conversion the purchaser or recipient receives shares of the Common Stock, or other securities with similar rights to the Common Stock, including without limitation pursuant to the exercise or conversion of any Company Securities. Within thirty (30) days of the sale or issuance of any such New Securities, the Company shall deliver to Subscriber certificates evidencing any Adjustment Shares Subscriber is entitled to pursuant to this Section 5, which Adjustment Shares shall be issued free and clear of any Encumbrances, and the Company shall so represent and warrant to Subscriber that such Adjustment Shares shall be, upon issuance thereof to Subscriber, duly authorized, validly issued, fully paid and non-assessable. Each party to the issuance of the Adjustment Shares shall take all such other actions as may be reasonably necessary to consummate the transfer including, without limitation, entering into such additional agreements as may be necessary or appropriate. Notwithstanding anything contained herein, Subscriber shall not be entitled to Adjustment Shares in connection with the Company’s issuance of up to an aggregate of 1,500,000 shares of Common Stock pursuant to Section 4(a) hereof.

                    6. Adjustments for Stock Splits. In the event and to the extent that the Company consummates a reverse stock split or forward stock split prior to the closing of this transaction, the number of issuable Shares and the Share Price shall be proportionately and equitably adjusted. Accordingly, if for example, the Company consummates a 1:5 reverse split of its outstanding Common Stock, the aggregate number of Shares issuable to Subscriber hereto shall be divided by five. and the Share Price shall be multiplied by five. Additionally, the 1,500,000 shares of Common Stock provided in Section 5 shall be likewise proportionately and equitably adjusted in the event of a reverse or forward split.

                    7. Broker’s Commission/Finder’s Fee. Each party hereto represents to the other that there are no parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments in connection with the consummation of the transactions contemplated hereby. Each party hereto agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of the indemnifying party’s actions.

                    8. Covenants Regarding Indemnification. Each party hereto agrees to indemnify, hold harmless, reimburse and defend the other party and the other party’s officers, directors, agents, counsel, affiliates, members, managers, control persons, and principal shareholders, as applicable, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the indemnified party or any such person which results, arises out of or is based upon (i) any breach of any representation or warranty by the indemnifying party in this Agreement or (ii) any breach or default in performance by the indemnifying party of any covenant or undertaking to be performed by the indemnifying party.

                    9. Miscellaneous.

                              (a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth on the signature pages hereto or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated on the signature page hereto (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

                              (b) Entire Agreement; Assignment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto. Neither the Company nor Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.

                              (c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

                              (d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to principles of conflicts of laws. Any action brought by either party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New Jersey or in the federal courts located in the state of New Jersey. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties hereto agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

                              (e) Severability. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

                              (f) Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

          Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

CONOLOG CORPORATION a Delaware corporation

By:

Name: Marc Benou
Title: President

Address:	5 Columbia Road
Somerville, New Jersey
08876

Facsimile No.:

Dated: _____________, 2011

SUBSCRIBER

Name of Subscriber:

Address:

Fax No.:

Taxpayer ID# (if applicable):

(Signature)

By:

Dated: _____________________, 2011

Number of Shares:

Aggregate Purchase Price:

(No. Shares x purchase price per Share)

[Signature Page to Conolog Corporation Subscription Agreement]

Schedule 3(c)

	Number of Warrants	Strike Price	Expiration date

Outstanding Warrants as of 8/23/2011:

1/19/06 Warrants	417	$25.00	1/19/11

3/12/07 Warrants	84,750	$21.00	3/12/12

11/2/07 Warrants	33,355	$33.20	11/2/12

Selling Agent Warrants	256,410	$0.10	2/26/15

Class C Warrants	2,564,104	$0.10	2/26/15

Total Outstanding as of 7/31/2010	2,939,036

Issued	—

Cancelled:	—

1/19/06 Warrants	(417)	$25.00	1/19/11

Exercised:

Class C Warrants	(1,955,782)	$0.10	2/26/15

Outstanding Balance as of August 23, 2011	982,837